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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GB&T BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2003

Dear Fellow Shareholder:

        The annual meeting of shareholders of GB&T Bancshares, Inc. will be held at 4:30 p.m. on Monday, May 19, 2003 at the main office of Gainesville Bank & Trust, Gainesville, Georgia for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        Enclosed with this letter is a copy of our 2002 Annual Report on Form 10-K, a notice of the annual meeting, our Proxy Statement, and a proxy card. The Proxy Statement contains information about actions to be taken at the meeting. We encourage you to review these materials so you will be fully informed about the matters that will be considered at the meeting. GB&T Bancshares, Inc. is subject to the rules and regulations of the Securities Exchange Act of 1934, including those relating to the solicitation of proxies.

        To ensure that your shares are voted at the meeting, please complete, date, sign, and return the proxy card in the enclosed postage-paid envelope at your earliest convenience. Every shareholder's vote is important, no matter how many shares you own.

        We encourage you to attend this annual meeting of shareholders. We look forward to your continued support and another good year in 2003.

                      Very truly yours,

                      Philip A. Wilheit,
                      Chairman of the Board of Directors

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 19, 2003

        The Annual Meeting of Shareholders (the "Annual Meeting") of GB&T Bancshares, Inc. (the "Company") will be held at the main office of Gainesville Bank & Trust ("GB&T"), located at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, on Monday, May 19, 2003, at 4:30 p.m., local time, for the following purposes:

  1.
  To elect nine directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

  2.
  To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors has set April 7, 2003 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement and proxy card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card promptly in the enclosed business reply envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

        Also enclosed herewith is the GB&T Bancshares, Inc. 2002 Annual Report on Form 10-K, which contains financial data and other information about the Company.

By Order of the Board of Directors

Richard A. Hunt President and Chief Executive Officer

Gainesville, Georgia
April 18, 2003

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 19, 2003

SOLICITATION OF PROXIES

        This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors of GB&T Bancshares, Inc., a Georgia corporation (the "Company"), of proxies from the shareholders of the Company for use at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, May 19, 2003 at 4:30 p.m., local time, at the main office of Gainesville Bank & Trust ("GB&T"), located at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, or any adjournment or postponement thereof. The Company operates through its subsidiary banks, which include GB&T, Community Trust Bank, United Bank & Trust Company, and Home Town Bank of Villa Rica (collectively, the "Banks"), and through its finance subsidiary, Community Loan Company.

        In addition to this solicitation by mail, the officers and employees of the Company and the Banks, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

        At the Annual Meeting, shareholders will be asked to vote upon a proposal to elect nine directors who will serve a one-year term that will expire when their successors are elected and qualified at the next annual meeting.

        This Proxy Statement and the enclosed proxy card are being mailed to the Company's shareholders on or about April 18, 2003.

REVOCATION OF PROXIES

        The enclosed proxy card is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. The Board of Directors encourages each shareholder to personally attend the Annual Meeting, even if he or she has returned a proxy, which may be revoked by attending the Annual Meeting and voting in person. A shareholder may also revoke his or her proxy at any time before the shares it represents are voted at the Annual Meeting, by delivering either a written revocation or a duly executed proxy bearing a later date to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503, or by hand-delivery to the main office of GB&T at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, to the attention of Alan A. Wayne, Secretary.

        Proxies in the accompanying form, duly executed and returned to the Company, and not revoked, will be voted at the Annual Meeting unless the shareholder attends the Annual Meeting and votes in person. Proxies received by the Company will be voted in accordance with the instructions given on the enclosed form of proxy. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the proposal described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting or at any adjournment or postponement thereof.

VOTING AND OUTSTANDING STOCK

        Only shareholders of record at the close of business on April 7, 2003, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 5,368,978 shares of common stock, no par value per share, of the Company issued and outstanding. The common stock is the only outstanding class of securities of the Company.

        A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

        With respect to Proposal One, the directors will be elected by the affirmative vote of a majority of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting. An abstention or broker non-vote would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting. Under the Company's Articles of Incorporation, holders of shares of the common stock are not entitled to cumulative voting with respect to the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the shares of the Company's common stock owned as of March 15, 2003, (i) by each person known to the Company who beneficially owned more than 5% of the shares of the Company's common stock, (ii) by each of the Company's directors and executive officers named in the Summary Compensation Table on page 9 of this Proxy Statement, and (iii) by all of the Company's directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Larry B. Boggs	65,881	(3)	1.2
Donald J. Carter	74,555	(4)	1.4
Dr. John W. Darden	127,406	(5)	2.4
W.A. Foster, III	75,454	(6)	1.4
Bennie E. Hewett	70,495	(7)	1.3
Richard A. Hunt	63,239	(8)	1.2
James L. Lester	46,511	(9)	*
John E. Mansfield	175,766	(10)	3.3
Samuel L. Oliver	71,637	(11)	1.3
Alan A. Wayne	8,222	(12)	*
Philip A. Wilheit	150,921	(13)	2.8
Gregory L. Hamby	14,037	(14)	*
All directors and executive officers as a group (12 persons)	944,124		17.3

*
Represents less than 1% of the Company's outstanding shares.

(1)
Under the rules of the U.S. Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.
(2)
Based on 5,365,278 shares outstanding as of March 15, 2003. Shares underlying outstanding stock options or warrants held by the person indicated and exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.
(3)
Includes 105 shares owned by B&W Properties Inc. and 5,399 shares owned by Benchmark International Inc.
(4)
Includes 1,500 shares owned by Mr. Carter's wife and 4,718 shares owned by the Carter Land Profit Sharing Plan. Also includes options to purchase 6,250 shares which are currently exercisable under the Company's Stock Option Plan of 1997. Mr. Carter disclaims beneficial ownership over the 1,500 shares owned by his wife.
(5)
Includes 10,750 shares owned by Dr. Darden's wife and 44,042 shares which are held in an individual retirement account for Dr. Darden's benefit. Also includes options to purchase 3,125 shares, which are currently exercisable under the Company's Stock Option Plan of 1997.
(6)
Includes 20,598 shares held in an individual retirement account for Mr. Foster's benefit. Also includes options to purchase 16,829 shares which are currently exercisable under the Company's Stock Option Plan of 1997.
(7)
Includes 1,328 shares held by Mr. Hewett's children, 8,375 shares held in an individual retirement account for Mr. Hewett's benefit, 48,282 shares held by Citizens Family Partnership, 5,200 shares held by Life of Georgia Credit Reinsurance, and 750 shares held by Citizen Reinsurance. Mr. Hewett shares voting power over the shares held by his children. Mr. Hewett shares investment and voting power over the shares held by Citizens Family Partnership. Also includes options to purchase 6,250 shares, which are currently exercisable under the Company's Stock Option Plan of 1997.
(8)
Includes 18,764 shares held in an individual retirement account for Mr. Hunt's benefit. Also includes options to purchase 15,000 shares, which are currently exercisable under the Company's Stock Option Plan of 1997.
(9)
Includes 33,677 shares owned by J.L. Lester and Son, 1,000 shares held by Mr. Lester as custodian for Stephen Lester, 1,000 shares owned by RR Lester LLP, 120 shares owned by Mr. Lester and Beth Lester as joint tenants, and 303 shares owned by the Estate of Raymond Lester.
(10)
Includes 30,462 shares held by Mr. Mansfield's wife. Mr. Mansfield shares voting power over the shares held by his wife. Mr. Mansfield disclaims beneficial ownership of the shares held by his wife. Also, includes options to purchase 6,250 shares, which are currently exercisable under the Company's Stock Option Plan of 1997.
(11)
Includes 12,575 shares owned by Mr. Oliver's wife, 1,331 shares owned by Mr. Oliver's son, 42,931 shares held by the Hulsey Oliver & Mahar 401(k) Plan for the benefit of Mr. Oliver, and 250 shares held by the Hulsey & Oliver Building Company. Also includes options to purchase 5,050 shares which are currently exercisable under the Company's Stock Option Plan of 1997.
(12)
Includes 1,525 shares owned by Mr. Wayne's wife. Also includes 2,095 shares held in joint tenancy by Mr. Wayne and his wife. Also, includes options to purchase 6,250 shares, which are currently exercisable under the Company's Stock Option Plan of 1997.

(13)
Includes 11,410 shares owned by Mr. Wilheit's wife and 1,939 shares held by the Wilheit Family Partnership. Also includes options to purchase 6,250 shares, which are currently exercisable under the Company's Stock Option Plan of 1997.
(14)
Includes 200 shares held by Mr. Hamby's children and 250 shares which are held in an individual retirement account for Mr. Hamby's benefit. Mr. Hamby has investment and voting power over all such shares, except for the 200 shares held by Mr. Hamby's children. Mr. Hamby shares investment and voting power over the shares held by his children. Also includes options to purchase 13,500 shares which are currently exercisable under the Company's Stock Option Plan of 1997.

PROPOSAL ONE:
ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

        The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 persons, the exact number within such minimum and maximum limits to be fixed and determined from time-to-time by resolution of a majority of the Board of Directors. The Board of Directors may increase or decrease the number of directors by not more than two in any one year so long as such increase or decrease does not place the number of directors at less than five nor more than 25. The Board of Directors currently consists of 11 members. Directors Donald J. Carter and John E. Mansfield, Sr. will retire as members of the Board of Directors as of May 19, 2003, and are expected to be named Directors Emeritus, retaining an active interest in the Company, but no longer serving as voting members of the Board. At the Annual Meeting, a shareholder cannot vote for a greater number of persons for director than the number of nominees named in this Proxy Statement, which is nine persons. Each vacancy created as a result of the retirement of Messrs. Carter and Mansfield may be filled, until the shareholders elect a successor at a subsequent annual meeting, by the affirmative vote of a majority of the directors remaining in office.

        For purposes of the Annual Meeting, the directors will be elected by the affirmative vote of a majority of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or are represented by proxy. An abstention or broker non-vote would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.

        Each proxy card executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the proxy be voted for more than nine nominees.

        The Board of Directors has nominated and recommends to the Company's shareholders the election of each of the nominees set forth below as a director of the Company until the next annual meeting of shareholders, or until his successor is duly elected and qualified. All of the nominees are currently directors of the Company. If any nominee is unable to serve as a director, shares represented by proxy will be voted in favor of such nominee as the Board may adopt as a substitute by majority vote of the Board. At this time, the Board knows of no reason any nominee will be unable to serve as a director.

        Set forth below are the names of each nominee for election to a term as a director and to serve until the 2004 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. It is the intention of the persons designated in the proxy card to vote for the election of the nominees listed below.

Larry B. Boggs	Dr. John W. Darden
W. A. Foster, III	Bennie E. Hewett
Richard A. Hunt	James L. Lester
Samuel L. Oliver	Alan A. Wayne
Philip A. Wilheit

        The following are the names and ages of the nominees, the year each individual began continuous service as director of the Company and the business experience of each, including principal occupations, at present and for at least the past five years.

Name, Age and Term as Director	Principal Occupation for Last Five Years and Other Directorships
Larry B. Boggs, age 67 Director since 2002	Mr. Boggs has been in the business of developing and building residential and commercial property in the Atlanta area since 1972. He is currently President of Benchmark Homes Inc., Benchmark United Inc., Benchmark Enterprises Inc., Benchmark Century Inc., B&W Properties Inc., and is affiliated with Benchmark International Realty Inc., International Building Supply Inc., Tanyard Properties Inc., and Villa West Industrial LLC. All of the companies listed are involved in different phases of the construction industry including sales and supply activities. Mr. Boggs became a director of the Company in connection with the Company's acquisition of Home Town Bank of Villa Rica. Mr. Boggs also continues to serve as a director of Home Town Bank of Villa Rica.
Dr. John W. Darden, age 57 Director since 1987	Dr. Darden is a retired medical doctor. Prior to September 2001, Dr. Darden was a partner in Northeast Georgia Surgical Associates, where he practiced as a surgeon, a position he has held for approximately 30 years.
W. A. Foster, III, age 58 Director since 2001	Since 1992, Mr. Foster has served as Superior Court Judge for the Paulding Circuit, State of Georgia. Mr. Foster served as a director of Community Trust Financial Services Corporation until that company was acquired by the Company on June 30, 2001. Mr. Foster continues to serve as Chairman of the Board of Directors of Community Trust Bank, which became a subsidiary of the Company in connection with its acquisition of Community Trust Financial Services Corporation. In addition, Mr. Foster served as the Chairman of the Board of Directors of Community Loan Company until June 30, 2001, when that company was acquired by the Company.

Bennie E. Hewett, age 64 Director since 1987	Prior to 2002, Mr. Hewett was President of Capital Loan Company of Gainesville, Inc. In addition, from 1987 until 2002, Mr. Hewitt served as Chairman of the Board of Delta Management Company, a sole proprietorship which operated a chain of consumer finance companies located in Georgia, South Carolina, Texas and Louisiana. Presently, he is president and owner of Capital Assets, Inc., which invests in real estate, media and various other ventures.
Richard A. Hunt, age 58 Director since 1987	Mr. Hunt is President and Chief Executive Officer of the Company, and also serves as Chief Executive Officer of GB&T, positions he has held since July 1987. Mr. Hunt is also a Director of the Alliance National Bank, Community Trust Bank, United Bank & Trust Company, and a Director and Chairman of the Board of Home Town Bank of Villa Rica.
James L. Lester, age 57 Director since 2000	Mr. Lester is President of JLL Enterprises, an investment company, and has been Vice President of Sales for EBY-Brown, a food distributorship, located in Rockmart, Georgia, since 1998. Prior thereto, Mr. Lester was President of JL Lester & Son, Inc., a food distributorship.
Samuel L. Oliver, age 60 Director since 1987	Mr. Oliver is Vice Chairman of the Company and GB&T. He is a practicing attorney and partner in law firm of Hulsey, Oliver & Mahar, LLP which has served as legal counsel to the Company since its organization. Mr. Oliver has been a member of Hulsey, Oliver & Mahar, LLP since 1969.
Alan A. Wayne, age 60 Director since 1992	Mr. Wayne serves as Secretary of the Company. Mr. Wayne is a partner in Wayne Co. Development, the President of Wayne Brothers, Inc. and the President of Chattahoochee Parks, Inc. All are commercial real estate development companies. Mr. Wayne has held positions with these businesses or their predecessors for more than five years.
Philip A. Wilheit, age 58 Director since 1987	Mr. Wilheit serves as Chairman of the Board of Directors of the Company and of GB&T. Mr. Wilheit serves as President of Wilheit Packaging, LLC, a distributor of packaging material and paper-related products. Mr. Wilheit also serves as President of Marketing Images, a corrugated paper products company.

        There are no family relationships between any director, executive officer or nominee for director of the Company or any of its subsidiaries.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        The business and affairs of the Company are under the direction of the Company's Board of Directors, which held 10 meetings during the fiscal year ended December 31, 2002.

        The Board of Directors has a standing Audit Committee, composed of Messrs. Oliver, Carter, Hewett and Wilheit, which held four meetings during the fiscal year ended December 31, 2002. James H. Moore, a director of GB&T, also participates in meetings of the Audit Committee. The Audit Committee recommends to the Board of Directors the engagement of the independent accountants of the Company and reviews the scope and results of the audits and the internal accounting controls of the Company and its subsidiary banks.

        The Board does not have a standing nominating or compensation committee, although the Executive Committee serves as a compensation committee from time to time as appropriate. The Executive Committee, comprised of one employee director and three non-employee directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. During 2002, the Executive Committee met three times. The members of the Executive Committee are Messrs. Wilheit, Oliver, Wayne and Hunt.

        All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director is a member.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors does not have a standing compensation committee. The Executive Committee serves as a compensation committee from time to time as appropriate. The members of the Executive Committee are Messrs. Wilheit, Oliver, Wayne and Hunt. Mr. Oliver is a partner in the law firm of Hulsey, Oliver & Mahar, LLP, which firm served as legal counsel to the Company during the fiscal year ended December 31, 2002. Mr. Hunt currently serves as the President and Chief Executive Officer of the Company and also serves as the Chief Executive Officer of GB&T.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by regulations of the SEC to furnish the Company with copies of all of the forms they file under Section 16(a) of the Exchange Act.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2002, all directors, officers and 10% shareholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

        The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors. The following sets forth each executive officer of the Company by name, the year first elected as an officer of the Company, position with the Company, and business experience for the past five years.

Name	Age	Year First Elected	Business Experience
Richard A. Hunt	58	1987	Mr. Hunt is President and Chief Executive Officer of the Company, and Chief Executive Officer of GB&T, positions he has held since July 1987. Mr. Hunt is also a Director of the Alliance National Bank, Community Trust Bank, United Bank & Trust Company, and a Director and Chairman of the Board of Home Town Bank of Villa Rica.
Gregory L. Hamby	48	1996	Mr. Hamby is the Executive Vice President and Chief Financial Officer of the Company and GB&T. Previously, he served as Senior Vice President of the Company and GB&T, and from 1995 to 1996 he served as Vice President and Accounting Manager of GB&T.

EXECUTIVE COMPENSATION

        The following table sets forth certain information for each of the Company's last three fiscal years concerning compensation paid by the Company to its President and Chief Executive Officer, and any other executive officers of the Company who earned over $100,000 in salary and bonus during the fiscal year ended December 31, 2002.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary $)	Bonus ($)(1)	Other Annual Compensation ($)(1)		All Other Compensation ($)
Richard A. Hunt, President and Chief Executive Officer	2002 2001 2000	140,000 140,000 140,000	81,608 78,195 79,934	— — —	20,000 — —	54,634 34,647 32,395	(2) (3) (4)
Gregory L. Hamby, Executive Vice President and Chief Financial Officer	2002 2001 2000	116,000 102,000 90,000	29,000 16,575 10,971	— — —	— 5,000 —	8,039 4,625 5,016	(5) (5) (5)

(1)
The principal officers of the Company participate in an incentive compensation plan that provides for discretionary annual bonuses. Under Mr. Hunt's incentive compensation arrangement, the amount of the discretionary annual bonus is determined by a pre-set formula established by the Board of Directors based upon the pre-tax profit of GB&T for the preceding year.

(2)
Includes $12,000 in 401(k), $378 auto allowance, $3,756 social club dues, and $38,500 in director's fees.

(3)
Includes $7,650 in 401(k) match, $551 auto allowance, $3,446 social club dues, and $23,000 in director's fees.

(4)
Includes $7,875 in 401(k) match, $630 auto allowance, $3,240 social club dues, and $20,650 in director's fees.

(5)
Represents 401(k) match for the year.

1997 Stock Option Plan

        In July 1997, the Board of Directors of the Company adopted, and the Company's shareholders thereafter approved, the Company's Stock Option Plan of 1997 (the "Plan"). The Plan authorizes the grant of stock options to officers, directors and key employees of the Company. The Plan was amended by the shareholders of the Company at the 2002 Annual Meeting to increase the number of shares reserved thereunder from 325,000 to 700,000. The Plan provides for the grant of options at the discretion of the Company's Board of Directors. Under the Plan, the Board of Directors may award both incentive and non-qualified stock options. Stock options granted pursuant to the Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or until the expiration of 30 days from the date on which the person to whom they were granted ceases to be employed by the Company or the Banks. As of March 15, 2003, options to acquire an aggregate of 446,630 shares of Company common stock had been granted under the Plan.

Option Grants Table

        The following table sets forth certain information regarding the grant of stock options during the fiscal year ended December 31, 2002 to the persons named in the Summary Compensation Table and the value of such options held by such persons at the end of such fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(2)
Richard A. Hunt	20,000	36.95	17.15	October 28, 2012	102,702
Gregory L. Hamby	—	—	—	—

(1)
Under the Plan, grants of options to purchase 5,000 shares or less generally vest in equal annual increments over a period of five years, and grants of options to purchase in excess of 5,000 shares generally vest in equal annual increments over a period of 10 years. The option grant to Mr. Hunt vests in equal annual increments over a period of five years.

(2)
Based on the Black-Scholes option pricing model, using the following assumptions:

Expected risk-free interest rate:	3.88
Expected life of the option:	10 years
Expected dividend yield:	1.83
Expected volatility:	23.07

Option Exercise and Fiscal Year-End Option Value Table

        The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2002 by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
Individual Grants

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
Richard A. Hunt	5,000	36,000	15,000/45,000	269,850/809,550
Gregory L. Hamby	—	—	13,500/16,500	242,865/296,835

(1)
Market value of underlying securities at December 31, 2002 ($17.99), minus the option exercise price.

Change of Control Employment Agreements

        In August 1996, GB&T and Richard A. Hunt, GB&T's President and Chief Executive Officer, entered into an Employment Agreement. The Employment Agreement, as amended in 2002, becomes effective only upon a Change in Control of GB&T, and continues for a term of three years thereafter.

During the term of the Employment Agreement, Mr. Hunt would be entitled to receive, among other benefits, an annual salary equal to at least the average of the base compensation (base salary and incentive bonus) paid to Mr. Hunt by GB&T for the three calendar years preceding the Change in Control. Upon a Change in Control, the Employment Agreement may be terminated by GB&T for cause. If the Employment Agreement is terminated by GB&T other than for cause, GB&T would be required to pay Mr. Hunt a sum equal to the base salary he would otherwise be entitled to receive for the remaining term of the Employment Agreement. Upon a Change in Control, Mr. Hunt may terminate the Employment Agreement with two weeks notice to GB&T.

        In April 2001, GB&T and Gregory L. Hamby, GB&T's Executive Vice President and Chief Financial Officer, entered into an Employment Agreement. The Employment Agreement with Mr. Hamby, as amended in 2002, has substantially the same terms and conditions as GB&T's Employment Agreement with Mr. Hunt, except that Mr. Hamby's agreement is effective for two years after a Change of Control of GB&T.

        A "Change in Control" of GB&T is defined in each Employment Agreement to include, with certain exceptions:

  (i)
  the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership by any person, entity or group (other than members of the board of directors of GB&T serving as of August 12, 1996) or other persons or entities acting in concert, of at least 50% of the outstanding shares of Common Stock; or

  (ii)
  the closing of the sale of all or substantially all of the assets of GB&T.

Director Compensation

        The members of the Board of Directors of the Company receive fees for Company Board meetings in the amount of $750 per month. The members of the committees of the Board of Directors receive fees for the committee meetings in the amount of $200 per each meeting actually attended.

REPORT OF COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The following report is provided to shareholders by the members of the Executive Committee of the Board of Directors, which performs the functions of a compensation committee from time to time as appropriate.

        The Board of Directors does not have a standing compensation committee. The Executive Committee serves as a compensation committee from time to time as appropriate. The Executive Committee, comprised of one employee director and three non-employee directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company has designed its compensation programs to provide a competitive level of total compensation and to include incentive and equity ownership opportunities linked to its performance and shareholder return.

Compensation Philosophy

        When acting as a compensation committee, the Executive Committee's primary goal is to align compensation with the Company's business objectives and performance. The Company aims to attract, retain and reward executive officers and other key employees who contribute to long-term shareholder value. To establish the relationship between executive compensation and the creation of shareholder value, the Company has adopted a total compensation package comprised of base salary, bonus, and stock option awards. Key elements of this compensation philosophy are:

  •
  The Company pays competitively relative to leading banking companies with which the Company competes for talent.

  •
  The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  •
  The Company provides significant equity-based incentives for executives and other key employees to ensure that those individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners, not just as employees.

Compensation Program

        The Company's executive compensation program has three major components, each of which is intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Company considers these components of compensation individually, as well as collectively, in determining total compensation for executive officers.

  Base Salary

        Each year the Executive Committee establishes base salaries for individual executive officers, consistent with the parameters set forth in each individual executive officer's employment agreement, if any, and based upon other factors, including (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position, and (iii) performance judgments as to each individual's past and expected future contributions. The Executive Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's officers other than the Chief Executive Officer. The Executive Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Executive Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company. Mr. Hunt does not participate in Executive Committee decisions regarding his compensation.

  Annual Cash (Short-Term) Incentives

        The Company has established a discretionary, annual cash incentive plan for its officers to provide a direct linkage between individual pay and accomplishing key annual corporate objectives. Target annual bonus awards are established for officers and other management employees, consistent with the parameters set forth in their respective employment agreements, if any. Each executive officer, other than the Chief Executive Officer, who served during and at the end of fiscal year 2002 was eligible to receive a bonus for such service of up to 25% of base salary.

        In establishing the bonus amounts for 2002, the Executive Committee considered the attainment of certain corporate earnings goals. The Executive Committee also considered the performance of each officer in his or her respective areas of accountability and each officer's respective contribution to the Company's success. The major portion of each officer's annual performance bonus is based on attainment of the overall corporate earnings goals, which are determined at the beginning of the year.

        The bonus award paid to the Chief Executive Officer was based on a percentage, determined by the Executive Committee at the beginning of the year, of the Company's net income for fiscal year 2002, as adjusted upward or downward based on certain criteria established by the Executive Committee.

  Equity-Based Incentive Compensation

        Through stock option grants, executives receive significant equity incentives to build long-term shareholder value. With respect to incentive stock options, the exercise price of such options granted under the Plan is 100% of the fair market value of the underlying stock on the date of grant, and with respect to non-qualified stock options, the exercise price of such options granted under the Plan is no less than 85% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the value of the Company's common stock appreciates over the long term.

  Compliance with Internal Revenue Code Section 162(m)

        The Executive Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the Summary Compensation Table, unless compensation is performance-based. Since the targeted cash compensation of each of the executive officers named in the Summary Compensation Table is well below the $1 million threshold and the Executive Committee believes that any options granted under the Plan will meet the requirements of being performance-based under the transitional provisions provided in the regulations under Section 162(m), the Executive Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws.

                      The Executive Committee

                      Philip A. Wilheit
                      Samuel L. Oliver
                      Richard A. Hunt
                      Alan A. Wayne

        The foregoing report of the Executive Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph compares the Company's yearly percentage change in cumulative, five-year shareholder return with the Nasdaq Market (U.S.) Index and The Nasdaq Bank Stocks Index. The graph assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1997 and that all dividends were reinvested. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.

	1997	1998	1999	2000	2001	2002
GB&T BANCSHARES, INC.	100.00	138.62	136.88	106.85	97.99	121.20
NASDAQ TOTAL U.S. INDEX	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ BANK INDEX	100.00	99.36	95.51	108.95	117.97	120.61

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In the ordinary course of business, the Banks have and anticipate that they will continue to have transactions with various directors, officers, principal shareholders and their associates on substantially the same terms (including price, interest rates, collateral, and repayment terms) as those prevailing at the time for comparable transactions with unrelated parties. None of such banking transactions involve more than the normal risk of collectibility and do not present other unfavorable features to the Banks.

        GB&T's main office is owned jointly by GB&T and Mr. Carter. This joint ownership is the result of the purchase by GB&T of the undivided half-interest of a non-affiliated third party on January 5, 1989. The cost of this purchase was $390,000, which included $250,000 for a half-interest in the land, $135,500 for one-half of actual expenses incurred on the project as of the date of purchase for fees, site preparation and interest paid to banks, and the amounts paid to the seller for interest on his funds invested in the project to the date of purchase. GB&T and Mr. Carter entered into a partnership agreement under which they shared equally in the cost of construction and all income, including rent, and expenses arising from the operation of the building. The total cost to GB&T of its interest in the land and building is approximately $1.8 million, including GB&T's leasehold improvements. The price of the land was determined by an independent, professional appraisal to be the approximate fair market value of the land. Construction of the building was substantially completed and occupied by GB&T in January 1990. Don Carter Realty Co. has also on several occasions listed real estate on which GB&T had foreclosed, although that company did not receive commissions in excess of $60,000 during the fiscal year ended December 31, 2002 for such transactions. Donald Carter, a director of the Company, is Vice President of Don Carter Realty Co.

        Samuel L. Oliver, a director of the Company, is a partner in the law firm of Hulsey, Oliver & Mahar, LLP, Gainesville, Georgia, which firm served as legal counsel to the Company in 2002. It is anticipated that this firm will also provide legal services to the Company and the Banks during 2003.

AUDIT COMMITTEE REPORT

        The Audit Committee is comprised of four independent members, and is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board of Directors on May 15, 2000. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of National Association of Securities Dealers.

        Management is responsible for the Company's internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements conformity to generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

        Within this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee has determined that the provision of the non-audit services described in "All Other Fees" below is compatible with maintaining the independence of the independent auditors.

        Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year fiscal year ended December 31, 2002, filed with the SEC.

        The foregoing report has been furnished by the Audit Committee of the Board of Directors.

                      Samuel L. Oliver
                      Donald J. Carter
                      Bennie E. Hewett
                      Phillip A. Wilheit

        The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

Independent Public Accountants

        The Audit Committee has appointed Mauldin & Jenkins, LLC as the Company's independent public accountants for the fiscal year ending December 31, 2003. Mauldin & Jenkins, LLC also acted in such capacity during the fiscal year ended December 31, 2002. Representatives of Mauldin & Jenkins, LLC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

Audit Fees

        The Company was billed aggregate fees of $112,930 by Mauldin & Jenkins, LLC for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2002, and the reviews of the Company's financial statements included in the Company's Forms 10-Q filed during such fiscal year.

All Other Fees

        The Company was billed aggregate fees of $103,405 by Mauldin & Jenkins, LLC for all other services rendered to the Company during the fiscal year ended December 31, 2002. The Audit Committee of the Company's Board of Directors believes that the provision of these services by Mauldin & Jenkins, LLC is compatible with maintaining the independence of Mauldin & Jenkins, LLC as the Company's independent public accountants.

        During the fiscal year ended December 31, 2002, Mauldin & Jenkins, LLC did not provide services with regard to financial information systems design and implementation.

OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
PROXY STATEMENT

        Proposals of shareholders intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received by the Company by December 20, 2003 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. Such proposals should be directed to the attention of Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR'S ANNUAL MEETING

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2004 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 4, 2004, and advises shareholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 4, 2004. Notices of intention to present proposals at the 2004 Annual Meeting of Shareholders should be addressed to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

ANNUAL REPORTS

        Consolidated financial statements for the Company are included in the Annual Report on Form 10-K filed with the SEC, 450 Fifth Street, N.W., Washington, DC 20549, a copy of which is enclosed herewith. Additional copies of the 2002 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to GB&T Bancshares, Inc., Attention Secretary, P.O. Box 2760, Gainesville, Georgia 30503. A copy of the 2002 Form 10-K is also available on the SEC's Internet site at http://www.sec.gov.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY GB&T BANCSHARES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.	1.	Election of Directors. For all nominees listed below (except as marked to the contrary below):	For ☐	Withhold ☐	For All Except ☐

The undersigned, being a stockholder of the Common Shares of GB&T Bancshares, Inc. (the "Company"), acknowledges receipt of the notice of the annual meeting of stockholders of the Company to be held on May 19, 2003, and the within proxy statement, and appoints Alan A. Wayne and John W. Jacobs, III, and either of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned to the number of shares of Common Stock the undersigned would be entitled to vote if personally present at the annual meeting of the Company, as stated, and at any adjournment and adjournments thereof, and to vote all shares of Common Stock held by the undersigned and entitled to be voted upon the following matters (Management recommends a "For" vote on each item):
Larry B. Boggs, Dr. John W. Darden, W.A. Foster, III, Bennie E. Hewett, Richard A. Hunt, James L. Lester, Samuel L. Oliver, Alan A. Wayne and Philip A. Wilheit

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name(s) in the space provided below.

	2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

	The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Please be sure to sign and date this Proxy in the box below. Date
Please sign exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.
This proxy revokes all prior proxies with respect to the annual meeting and may be revoked prior to its exercise.
Stockholder sign above	Co-holder (if any) sign above

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
 /*\        Detach above card, sign, date and mail in postage paid envelope provided.        /*\

GB&T BANCSHARES, INC.

__________________________________________________________________________________________

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD
__________________________________________________________________________________________

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

SOLICITATION OF PROXIES
REVOCATION OF PROXIES
VOTING AND OUTSTANDING STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING
ANNUAL REPORTS